Exhibit 99.2

4Q 2016 Supplemental Information

Poet's Walk

SABRA
HEALTH CARE REIT, INC.

Disclaimer
Certain statements in this supplement contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis Healthcare, Inc. (“Genesis”) and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
Note Regarding Non-GAAP Financial Measures
This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” in this supplement.
Tenant and Borrower Information
This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived solely from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Michael J. Foster Managing Director RFE Management Corp.

Milton J. Walters President Tri-River Capital	Robert A. Ettl Chief Operating Officer Harvard Management Company

Craig A. Barbarosh Partner Katten Muchin Rosenman LLP
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com
The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through their website, www.sec.gov.

For more information, contact Harold W. Andrews, Jr., Executive Vice President, Chief Financial Officer and Secretary at (949) 679-0243.

1

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET
Company Profile

Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed real estate investment trust (“REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States and Canada.

As of December 31, 2016, Sabra's investment portfolio included 183 real estate properties held for investment (consisting of (i) 97 Skilled Nursing/Transitional Care facilities, (ii) 85 Senior Housing facilities, and (iii) one Acute Care Hospital), 10 investments in loans receivable (consisting of (i) four mortgage loans, (ii) one construction loan, (iii) one mezzanine loan, (iv) three pre-development loans and (v) one debtor-in-possession ("DIP") loan), and 12 preferred equity investments. Included in the 183 real estate properties held for investment are facilities operated by third-party property managers pursuant to property management agreements (“Managed Properties”). As of December 31, 2016, Managed Properties consisted of two 100% owned senior housing facilities. As of December 31, 2016, Sabra's real estate properties held for investment included 18,878 beds/units, spread across the United States and Canada.

Objectives and Strategies

Our objectives are to grow our investment portfolio while diversifying our portfolio by tenant, asset class and geography within the healthcare sector. We plan to achieve these objectives primarily through making investments directly or indirectly in healthcare real estate. We may also achieve our objective of diversifying our portfolio by tenant and asset class through select asset sales and other arrangements with Genesis and other tenants. We have entered into memoranda of understanding with Genesis to market for sale 35 skilled nursing facilities and make certain other lease and corporate guarantee amendments for the remaining 43 facilities leased to Genesis. Upon completion of the sales, these asset sales and amendments will have the benefit of reducing our revenue concentration in Genesis and skilled nursing facilities, as well as strengthening our remaining Genesis-operated portfolio through the lease term extensions and guarantee enhancements; provided, however that there can be no assurances that we will successfully complete these sales on the terms or timing contemplated by the memoranda of understanding, or at all, in which event we may not achieve the anticipated benefits from such sales. Marketing of these 35 facilities is ongoing and is expected to be completed over the next several quarters.

We expect to continue to grow our portfolio primarily through the acquisition of assisted living, independent living and memory care facilities in the U.S. and Canada and with a secondary focus on acquiring Skilled Nursing/Transitional Care facilities in the U.S. We have and will continue to opportunistically acquire other types of healthcare real estate, originate financing secured directly or indirectly by healthcare facilities and invest in the development of Senior Housing and Skilled Nursing/Transitional Care facilities. We also expect to expand our portfolio through the development of purpose-built healthcare facilities through pipeline agreements and other arrangements with select developers. We further expect to work with existing operators to identify strategic development opportunities. These opportunities may involve replacing or renovating facilities in our portfolio that may have become less competitive and new development opportunities that present attractive risk-adjusted returns. In addition to pursuing acquisitions with triple-net leases, we expect to continue to pursue other forms of investment, including investments in third-party managed Senior Housing facilities, mezzanine and secured debt investments, and joint ventures for Senior Housing and Skilled Nursing/Transitional Care facilities.

In general, we originate loans and make preferred equity investments when an attractive investment opportunity is presented and either (a) the property is in or near the development phase or (b) the development of the property is completed but the operations of the facility are not yet stabilized. A key component of our strategy related to loan originations and preferred equity investments is our having the option to purchase the underlying real estate that is owned by our borrowers (and that directly or indirectly secures our loan investment) or by the entity in which we have an investment. These options become exercisable upon the occurrence of various criteria, such as the passage of time or the achievement of certain operating goals, and the method to determine the purchase price upon exercise of the option is set in advance based on the same valuation methods we use to value our investments in healthcare real estate. This strategy allows us to diversify our revenue streams and build relationships with operators and developers, and provides us with the option to add new properties to our existing real estate portfolio if we determine that those properties enhance our investment portfolio and stockholder value at the time the options are exercisable.

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET (CONTINUED)
As of December 31, 2016

Market Facts		Credit Ratings
Common Stock Information
Closing Price:	$24.42	Moody's:
52-Week Range:	$14.92 - $26.40	Corporate Rating	Ba3 (positive outlook)
Common Equity Market Capitalization:	$1.6 billion	Unsecured Notes Rating	Ba3
Outstanding Shares:	65.3 million	Preferred Equity Rating	B2
Enterprise Value:	$2.9 billion	S&P:
		Corporate Rating	BB- (stable)
Ticker symbols:		Unsecured Notes/Unsecured Credit Facility	BB
Common Stock	SBRA	Preferred Equity Rating	B-
Preferred Stock	SBRAP	Fitch:
Stock Exchange:	NASDAQ	Corporate Rating	BB+ (stable)
Governance		Unsecured Notes/Unsecured Credit Facility	BB+
(As of February 1, 2017)		Preferred Equity Rating	BB-
ISS Governance QuickScore	4

Portfolio Information
Investment in Real Estate Properties		Real Estate Property Bed/Unit Count
Skilled Nursing/Transitional Care	97	Skilled Nursing/Transitional Care	10,819
Senior Housing	85	Senior Housing	7,989
Acute Care Hospital	1	Acute Care Hospital	70
Total Equity Investments	183	Total Beds/Units	18,878

Investments in Loans Receivable (1)	10	Countries	2
Preferred Equity Investments (2)	12	U.S. States	37
Total Investments	205	Relationships	33

(1) Our investments in loans receivable include investments secured directly or indirectly by one Skilled Nursing/Transitional Care facility with 141 beds/units, eight Senior Housing developments with 464 beds/units, and land for one future Senior Housing development.
(2) Our Preferred Equity Investments include investments in entities owning 11 Senior Housing developments with 1,162 beds/units and one Skilled Nursing/Transitional Care development with 140 beds/units.

See reporting definitions.	2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues	$61,791	$66,772	$260,526	$238,864
Net income attributable to common stockholders	20,615	22,507	60,034	69,171
FFO attributable to common stockholders	40,733	38,679	164,439	132,411
Normalized FFO attributable to common stockholders	40,612	41,859	156,438	145,387
AFFO attributable to common stockholders	38,768	38,183	161,465	133,913
Normalized AFFO attributable to common stockholders	35,668	36,186	148,859	134,049
Per common share data attributable to common stockholders:
Diluted EPS	$0.31	$0.34	$0.92	$1.11
Diluted FFO	0.62	0.59	2.51	2.12
Diluted Normalized FFO	0.62	0.64	2.39	2.33
Diluted AFFO	0.59	0.58	2.45	2.14
Diluted Normalized AFFO	0.54	0.55	2.26	2.14

Net cash flow from operations	$42,923	$41,986	$176,739	$121,101
	December 31, 2016	December 31, 2015
Investment Portfolio
Real Estate Properties held for investment(1)	183	180
Real Estate Properties held for investment, gross ($)	$2,292,345	$2,277,158
Total Beds/Units	18,878	18,349
Weighted Average Remaining Lease Term (in months)	112	117
Total Investments in Loans Receivable (#)	10	17
Total Investments in Loans Receivable, gross ($) (2)	$51,432	$271,094
Total Preferred Equity Investments (#)	12	10
Total Preferred Equity Investments, gross ($)	$45,190	$29,993
	December 31, 2016	December 31, 2015
Debt
Principal Balance
Fixed Rate Debt	$863,638	$877,850
Variable Rate Debt (3)	364,000	519,890
Total Debt	$1,227,638	$1,397,740

Cash	(25,663)	(7,434)
Net Debt (4)	$1,201,975	$1,390,306

Weighted Average Effective Interest Rate
Fixed Rate Debt	5.16%	5.17%
Variable Rate Debt (3)	2.97%	3.17%
Total Debt	4.51%	4.43%

% of Total
Fixed Rate Debt	70.3%	62.8%
Variable Rate Debt (3)	29.7%	37.2%

Availability Under Revolving Credit Facility:	$474,000	$195,000
Available Liquidity (5)	$499,547	$202,412

(1) Included in Real Estate Properties held for investment are two Managed Properties.
(2) Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.
(3) As of December 31, 2016, variable rate debt includes $245.0 million subject to swap agreements that fix LIBOR at 0.90%, $67.0 million (CAD $90.0 million) and $26.0 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 2.2% of total debt as of December 31, 2016.
(4) Net Debt excludes deferred financing costs and discounts.
(5) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

See reporting definitions.	3

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Rental income	$57,833	$57,277	$225,275	$209,851
Interest and other income	1,981	7,910	27,463	25,505
Resident fees and services	1,977	1,585	7,788	3,508

Total revenues	61,791	66,772	260,526	238,864

Expenses:
Depreciation and amortization	17,199	18,126	68,472	63,079
Interest	15,734	16,110	64,873	59,218
Operating Expenses	1,447	1,135	5,703	2,576
General and administrative	4,397	4,594	19,918	23,865
Provision for doubtful accounts and loan losses	2,257	6,237	5,543	12,842
Impairment of real estate	—	—	29,811	—

Total expenses	41,034	46,202	194,320	161,580

Other income (expense):
Loss on extinguishment of debt	—	—	(556)	—
Other income	5,332	2,560	10,677	2,260
Net (loss) gain on sales of real estate	(2,919)	1,954	(6,122)	(161)

Total other income	2,413	4,514	3,999	2,099

Net income	23,170	25,084	70,205	79,383

Net loss (income) attributable to noncontrolling interests	5	(17)	71	30
Net income attributable to Sabra Health Care REIT, Inc.	23,175	25,067	70,276	79,413

Preferred stock dividends	(2,560)	(2,560)	(10,242)	(10,242)

Net income attributable to common stockholders	$20,615	$22,507	$60,034	$69,171

Net income attributable to common stockholders, per:

Basic common share	$0.32	$0.35	$0.92	$1.11

Diluted common share	$0.31	$0.34	$0.92	$1.11

Weighted-average number of common shares outstanding, basic	65,286,722	65,172,799	65,284,251	62,235,014

Weighted-average number of common shares outstanding, diluted	65,671,345	65,424,854	65,520,672	62,460,239

See reporting definitions.	4

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	December 31,
	2016	2015
Assets
Real estate investments, net of accumulated depreciation of $282,812 and $237,841 as of December 31, 2016 and 2015, respectively	$2,009,939	$2,039,616
Loans receivable and other investments, net	96,036	300,177
Cash and cash equivalents	25,663	7,434
Restricted cash	9,002	9,813
Prepaid expenses, deferred financing costs and other assets, net	125,279	111,797
Total assets	$2,265,919	$2,468,837

Liabilities
Mortgage notes, net	$160,752	$174,846
Revolving credit facility	26,000	255,000
Term loans, net	335,673	264,229
Senior unsecured notes, net	688,246	685,704
Accounts payable and accrued liabilities	39,639	35,182
Total liabilities	1,250,310	1,414,961

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of December 31, 2016 and 2015	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,285,614 and 65,182,335 shares issued and outstanding as of December 31, 2016 and 2015, respectively	653	652
Additional paid-in capital	1,208,862	1,202,541
Cumulative distributions in excess of net income	(192,201)	(142,148)
Accumulated other comprehensive loss	(1,798)	(7,333)
Total Sabra Health Care REIT, Inc. stockholders' equity	1,015,574	1,053,770
Noncontrolling interests	35	106
Total equity	1,015,609	1,053,876
Total liabilities and equity	$2,265,919	$2,468,837

See reporting definitions.	5

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$70,205	$79,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,472	63,079
Non-cash interest income adjustments	582	626
Amortization of deferred financing costs	5,040	5,143
Stock-based compensation expense	7,496	6,123
Amortization of debt discount	109	103
Loss on extinguishment of debt	556	—
Straight-line rental income adjustments	(21,984)	(24,320)
Provision for doubtful accounts and loan losses	5,543	12,842
Change in fair value of contingent consideration	(1,526)	(1,550)
Gain on consolidation	—	(710)
Net loss on sales of real estate	6,122	161
Impairment of real estate	29,811	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,452)	(22,794)
Accounts payable and accrued liabilities	11,462	6,977
Restricted cash	(3,697)	(3,962)
Net cash provided by operating activities	176,739	121,101
Cash flows from investing activities:
Acquisitions of real estate	(153,579)	(461,330)
Origination and fundings of loans receivable	(9,675)	(49,687)
Origination and fundings of preferred equity investments	(7,348)	(12,804)
Additions to real estate	(1,003)	(3,689)
Repayment of loans receivable	215,962	5,803
Release of contingent consideration held in escrow	—	5,240
Net proceeds from sale of real estate	98,006	27,241
Net cash provided by (used in) investing activities	142,363	(489,226)
Cash flows from financing activities:
Net (repayment of) proceeds from revolving credit facility	(229,000)	187,000
Proceeds from term loan	69,360	73,242
Proceeds from mortgage notes	—	28,735
Principal payments on mortgage notes	(14,768)	(3,132)
Payments of deferred financing costs	(5,937)	(1,452)
Contributions by noncontrolling interests	—	179
Issuance of common stock, net	(1,289)	139,403
Dividends paid on common and preferred stock	(119,264)	(109,897)
Net cash (used in) provided by financing activities	(300,898)	314,078
Net increase (decrease) in cash and cash equivalents	18,204	(54,047)
Effect of foreign currency translation on cash and cash equivalents	25	(312)
Cash and cash equivalents, beginning of period	7,434	61,793
Cash and cash equivalents, end of period	$25,663	$7,434
Supplemental disclosure of cash flow information:
Interest paid	$59,234	$53,875
Supplemental disclosure of non-cash investing and financing activities:
Assumption of mortgage indebtedness	$—	$30,456
Increase in real estate investments due to variable interest consolidation	$—	$10,700
Real estate acquired through loan receivable foreclosure	$10,100	$—
Decrease in loans receivable and preferred equity due to variable interest consolidation	$—	$(8,615)

See reporting definitions.	6

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FFO, NORMALIZED FFO, AFFO AND NORMALIZED AFFO
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income attributable to common stockholders	$20,615	$22,507	$60,034	$69,171
Add:
Depreciation of real estate assets	17,199	18,126	68,472	63,079
Net loss (gain) on sales of real estate	2,919	(1,954)	6,122	161
Impairment of real estate	—	—	29,811	—
FFO attributable to common stockholders	$40,733	$38,679	$164,439	$132,411

Lease termination fee	(2,992)	—	(7,724)	—
Additional default interest income	—	(2,591)	(4,398)	(319)
Non-recurring or unusual expensed acquisition pursuit costs	—	518	624	4,811
Loss on extinguishment of debt	—	—	556	—
Provision for doubtful accounts and loan losses, net (1)	3,244	5,253	3,941	8,029
Other normalizing items (2)	(373)	—	(1,000)	455
Normalized FFO attributable to common stockholders	$40,612	$41,859	$156,438	$145,387

FFO	$40,733	$38,679	$164,439	$132,411
Expensed acquisition pursuit costs (3)	(25)	1,042	1,197	7,023
Stock-based compensation expense	1,359	734	7,496	6,123
Straight-line rental income adjustments	(5,274)	(6,048)	(21,984)	(24,320)
Amortization of deferred financing costs	1,273	1,314	5,040	5,143
Non-cash portion of loss on extinguishment of debt	—	—	556	—
Change in fair value of contingent consideration	(1,576)	(1,850)	(1,526)	(1,550)
Provision for doubtful straight-line rental income, loan losses and other reserves	2,388	4,688	5,833	9,031
Other non-cash adjustments (4)	(110)	(376)	414	52
AFFO attributable to common stockholders	$38,768	$38,183	$161,465	$133,913
Additional default interest income	—	(2,591)	(4,398)	(319)
Lease termination fee	(2,992)	—	(7,724)	—
Provision for doubtful cash income (1)	(131)	594	(290)	—
Other normalizing items (2)	23	—	(194)	455
Normalized AFFO attributable to common stockholders	$35,668	$36,186	$148,859	$134,049
Amounts per diluted common share attributable to common stockholders:

Net income	$0.31	$0.34	$0.92	$1.11
FFO	$0.62	$0.59	$2.51	$2.12
Normalized FFO	$0.62	$0.64	$2.39	$2.33
AFFO	$0.59	$0.58	$2.45	$2.14
Normalized AFFO	$0.54	$0.55	$2.26	$2.14
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,671,345	65,424,854	65,520,672	62,460,239
AFFO and Normalized AFFO	65,923,624	65,570,914	65,904,435	62,659,935

(1) See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.
(2) Other normalizing items for FFO includes non-Managed Properties operating expenses, ineffectiveness gain related to our LIBOR interest rate swaps and gain on sale of 48 skilled nursing beds. Other normalizing items for AFFO includes non-Managed Properties operating expenses and gain on sale of 48 skilled nursing beds.
(3) On October 1, 2016 we early adopted Accounting Standards Update 2017-01, Business Combinations (Topic 805), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as business acquisitions. All real estate acquisitions completed subsequent to October 1, 2016 were considered asset acquisitions and we have capitalized acquisition pursuit costs associated with these acquisitions, including those incurred prior to October 1, 2016. Acquisitions completed prior to October 1, 2016 were deemed business combinations and the related acquisition pursuit costs were expensed as incurred.
(4) Other non-cash adjustments include amortization of debt premiums/discounts, non-cash interest income adjustments and amortization expense related to our interest rate hedges.

See reporting definitions.	7

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share amounts)

	December 31,
Debt	2016	2015
Mortgage notes	$163,638	$177,850
Revolving credit facility	26,000	255,000
Term loans	338,000	264,890
Senior unsecured notes	700,000	700,000

Total principal balance	1,227,638	1,397,740
Deferred financing costs and discounts	(16,967)	(17,961)
Total debt, net	$1,210,671	$1,379,779

	December 31,
Revolving Credit Facility	2016	2015
Credit facility availability	$474,000	$195,000
Credit facility capacity	500,000	450,000

Enterprise Value
As of December 31, 2016	Shares Outstanding	Price	Value
Common stock	65,285,614	$24.42	$1,594,275
Preferred stock	5,750,000	25.15	144,613
Total debt			1,227,638
Cash and cash equivalents			(25,663)

Total enterprise value			$2,940,863

As of December 31, 2015	Shares Outstanding	Price	Value
Common stock	65,182,335	$20.23	$1,318,639
Preferred stock	5,750,000	25.25	145,188
Total debt			1,397,740
Cash and cash equivalents			(7,434)

Total enterprise value			$2,854,133

Common Stock and Equivalents
	Weighted Average Common Shares
	Three Months Ended December 31, 2016		Year Ended December 31, 2016
	EPS, FFO & Normalized FFO	AFFO & Normalized AFFO	EPS, FFO & Normalized FFO	AFFO & Normalized AFFO
Common stock	65,260,116	65,260,116	65,260,041	65,260,041
Common equivalents	26,606	26,606	24,210	24,210

Basic common and common equivalents	65,286,722	65,286,722	65,284,251	65,284,251
Dilutive securities:
Restricted stock and units	384,623	636,902	236,421	620,184

Diluted common and common equivalents	65,671,345	65,923,624	65,520,672	65,904,435

See reporting definitions.	8

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
December 31, 2016
(dollars in thousands)

	Principal	Weighted Average Effective Interest Rate(1)	% of Total
Fixed rate debt
Secured mortgage debt	$163,638	3.87%	13.3%
Unsecured senior notes	700,000	5.46%	57.0%
Total fixed rate debt	863,638	5.16%	70.3%
Variable rate debt
Revolving credit facility	26,000	2.77%	2.2%
Term loans (2)	338,000	2.99%	27.5%
Total variable rate debt	364,000	2.97%	29.7%
Total debt	$1,227,638	4.51%	100.0%

Secured debt
Secured mortgage debt	$163,638	3.87%	13.3%
Unsecured debt
Unsecured senior notes	700,000	5.46%	57.0%
Revolving credit facility	26,000	2.77%	2.2%
Term loans (2)	338,000	2.99%	27.5%
Total unsecured debt	1,064,000	4.61%	86.7%
Total debt	$1,227,638	4.51%	100.0%
(1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap agreements.
(2) Includes $245.0 million subject to swap agreements that fix LIBOR at 0.90%, $67.0 million (CAD $90.0 million) and $26.0 million (CAD $35.0 million) subject to swap agreements that fixes CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 2.2% of total debt as of December 31, 2016.

Maturities	Secured Mortgage Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility (1)		Total
	Principal	Rate (2)	Principal	Rate (2)	Principal	Rate (2)	Principal	Rate (2)	Principal	Rate
2017	$4,128	3.45%	$—	—	$—	—	$—	—	$4,128	3.45%
2018	4,265	3.45%	—	—	—	—	—	—	4,265	3.45%
2019	4,408	3.45%	—	—	—	—	—	—	4,408	3.45%
2020	4,555	3.46%	—	—	—	—	26,000	2.77%	30,555	2.87%
2021	19,402	3.46%	500,000	5.50%	338,000	2.75%	—	—	857,402	4.37%
2022	4,285	3.44%	—	—	—	—	—	—	4,285	3.44%
2023	4,427	3.45%	200,000	5.38%	—	—	—	—	204,427	5.34%
2024	4,573	3.45%	—	—	—	—	—	—	4,573	3.45%
2025	4,725	3.46%	—	—	—	—	—	—	4,725	3.46%
2026	4,882	3.47%	—	—	—	—	—	—	4,882	3.47%
Thereafter	103,988	3.60%	—	—	—	—	—	—	103,988	3.60%
Total principal balance	163,638		700,000		338,000		26,000		1,227,638
Discount	—		(515)		—		—		(515)
Deferred financing costs	(2,886)		(11,239)		(2,327)		—		(16,452)
Total debt, net	$160,752		$688,246		$335,673		$26,000		$1,210,671
Wtd. avg. maturity in years	24.5		4.8		4.0		3.0		7.1
Wtd. avg. effective interest rate(3)	3.87%		5.46%		2.99%		2.77%		4.51%

(1) Revolving Credit Facility is subject to two six-month extension options.
(2) Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate swap agreements.
(3) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap agreements.

See reporting definitions.	9

SABRA HEALTH CARE REIT, INC.
KEY CREDIT STATISTICS (1)

	December 31, 2016	December 31, 2015
Net Debt to Adjusted EBITDA (2)	5.22x	5.85x
Interest Coverage	4.00x	4.19x
Fixed Charge Coverage Ratio	3.20x	3.21x
Total Debt/Asset Value	43%	47%
Secured Debt/Asset Value	6%	6%
Unencumbered Assets/Unsecured Debt	247%	220%
Cost of Permanent Debt (3)	4.55%	4.74%
Corporate Ratings (Moody's, S&P, Fitch)	Ba3 / BB- / BB+	Ba3 / BB- / BB+

(1) Key credit statistics are calculated in accordance with the credit agreement (excluding net debt to adjusted EBITDA) relating to the revolving credit facility and the indentures relating to our unsecured senior notes.
(2) Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding the impact of stock based compensation expense under the Company's long-term equity award program, asset-specific loan loss reserves, and out of period reserves and is further adjusted to give effect to acquisitions and dispositions completed as of and subsequent to the date reported as though such acquisitions and dispositions occurred at the beginning of the period. Net Debt excludes deferred financing costs and discounts.
(3) Excludes revolving credit facility balance, if any, which had an interest rate of 2.77% and 3.03% as of December 31, 2016 and 2015, respectively.

See reporting definitions.	10

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY
December 31, 2016
(dollars in thousands)
Total Property Portfolio

			GAAP Rental Income (1)		Number of Beds/Units
	Number of Properties		Three Months Ended December 31,
Real Estate Investments		Investment	2016	2015
Skilled Nursing/Transitional Care	97	$1,042,754	$34,286	$32,705	10,819
Senior Housing	85	1,187,951	22,174	20,470	7,989
Acute Care Hospital	1	61,640	1,373	4,102	70
Total	183	$2,292,345	$57,833	$57,277	18,878

Same Store Property Portfolio (2)		Cash Rent
		Three Months Ended December 31,
Facility Type	Number of Properties	2016	2015
Skilled Nursing/Transitional Care	95	$29,253	$28,695
Senior Housing	76	18,307	17,397
Acute Care Hospital	1	1,260	1,248
Total	172	48,820	47,340

Tenant Facility Statistics (3)	Coverage
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix
	Twelve Months Ended December 31,
Facility Type	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing/Transitional Care	1.52x	1.36x	1.82x	1.69x	88.2%	87.0%	43.8%	39.9%
Senior Housing	1.22x	1.24x	1.40x	1.43x	89.4%	90.3%	N/A	N/A

Twelve Months Ended December 31,
Fixed Charge Coverage Ratio (4)	2016	2015
Genesis Healthcare, Inc. (5)	1.24x	1.29x
Tenet Health Care Corporation	2.19x	2.44x
Holiday AL Holdings LP	1.17x	1.15x

Same Store Tenant Facility Statistics (6)	Coverage
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix
	Twelve Months Ended December 31,
Facility Type	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing/Transitional Care	1.30x	1.25x	1.65x	1.58x	87.2%	87.6%	38.2%	39.7%
Senior Housing	1.33x	1.31x	1.53x	1.50x	89.6%	90.5%	N/A	N/A
(1) Rental income includes $5.3 million and $6.0 million of straight-line rental income adjustments for the three months ended December 31, 2016 and 2015, respectively, and does not include rental income from Managed Properties.
(2) Same store property portfolio includes all facilities owned for the full period in both comparison periods.
(3) Occupancy Percentage, Skilled Mix and EBITDARM/EBITDAR coverages (collectively, “Facility Statistics”) for each period presented include only Stabilized Facilities owned by the Company as of the end of the respective period. Facility statistics are only included in periods subsequent to our acquisition. EBITDARM Coverage and EBITDAR Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(4) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(5) Fixed charge coverage ratio for Genesis Healthcare, Inc. for the twelve months ended December 31, 2015 includes the pro forma impact of the Skilled Healthcare acquisition, which was completed February 2, 2015.
(6) Same Store Facility Statistics are presented for Stabilized Facilities owned for the full period in both comparison periods.

See reporting definitions.	11

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
December 31, 2016
(dollars in thousands)
Loans Receivable and Other Investments

Loan Type	Number of Loans	Facility Type	Principal Balance as of December 31, 2016	Book Value as of December 31, 2016	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended December 31, 2016 (1)	Maturity Date
Mortgage	4	Skilled Nursing / Senior Housing	$38,231	$38,262	9.1%	8.9%	$201	11/07/16 - 04/30/18
Construction	1	Senior Housing	795	842	8.0%	7.7%	16	03/31/21
Mezzanine	1	Senior Housing	9,640	9,656	11.0%	10.8%	271	08/31/17
Pre-development	3	Senior Housing	4,005	4,023	9.0%	7.7%	81	01/28/17 - 09/09/17
Debtor-in-possession	1	Acute Care Hospital	813	813	5.0%	5.0%	—	N/A

	10		53,484	53,596	9.3%	9.1%	$569

Loan loss reserve			—	(2,750)
			$53,484	$50,846

Other Investment Type	Number of Investments	Facility Type	Total Funding Commitments	Amount Funded as of December 31, 2016	Book Value as of December 31, 2016	Rate of Return	Other Income Three Months Ended December 31, 2016
Preferred Equity	12	Skilled Nursing/Senior Housing	$36,706	$36,706	$45,190	12.9%	$1,398

(1) Includes interest income related to loans receivable investments held as of December 31, 2016.

See reporting definitions.	12

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
December 31, 2016
(dollars in thousands)

Proprietary Development Pipeline (1)

	Investment Type			Facility Type		Investment Amount		Estimated Real Estate Value Upon Completion		Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing (2)
State	Loan	Preferred Equity	Forward Commitment	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing
Colorado	2	1	—	—	3	$—	$8,137	$—	$70,000	7.9%	Q3 2016 - Q2 2017
Florida	—	—	1	—	1	—	—	—	24,365	7.5%	Q2 2017
Indiana	—	4	—	—	4	—	14,239	—	116,800	7.3%	Q1 2017 - Q3 2017
Kentucky	—	1	—	—	1	—	5,395	—	27,000	7.4%	Q4 2015
Minnesota	1	—	—	—	1	—	13,876	—	18,400	8.0%	Q1 2015
Ohio	1	1	—	—	2	—	4,751	—	59,100	7.4%	Q4 2016 - Q1 2018
Tennessee	—	1	—	—	1	—	3,765	—	17,800	8.3%	Q1 2017
Texas	2	4	1	2	5	13,750	11,885	32,600	74,608	8.2%	Q4 2014 - Q1 2018
Wisconsin	2	—	—	1	1	14,459	5,209	14,459	7,700	8.7%	Q3 2014 -Q1 2015

	8	12	2	3	19	$28,209	$67,257	$47,059	$415,773	7.7%

New Assets in Real Estate Portfolio (3)

	Facility Type		Beds/Units		Gross Book Value	% of Total Real Estate Invested
State	Skilled Nursing/Transitional Care	Senior Housing	Skilled Nursing/Transitional Care	Senior Housing
Arizona	—	1	—	48	$10,100	0.4%
Colorado	—	1	—	48	10,700	0.5%
Illinois	—	1	—	53	5,571	0.2%
Indiana	—	1	—	172	26,587	1.1%
Nevada	—	1		68	23,670	1.0%
Texas	1	3	125	127	41,394	1.8%
Virginia	—	1	—	68	23,000	1.0%
Wisconsin	—	1	—	60	10,099	0.4%
Canada	—	1	—	74	26,040	1.1%

	1	11	125	718	$177,161	7.6%

(1) Includes projects invested in or committed to as of December 31, 2016.
(2) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.
(3) Includes properties built since 2010 and included in real estate investments as of December 31, 2016.

See reporting definitions.	13

SABRA HEALTH CARE REIT, INC.
YEAR TO DATE INVESTMENT ACTIVITY
For the Twelve Months Ended December 31, 2016
(dollars in thousands)

	Initial Investment Date	Facility Type	Number of Properties	Beds/Units	2016 Amounts Invested (1)	Rate of Return/Initial Cash Yield
Real Estate Investments
Poet's Walk at Fredericksburg	07/14/16	Senior Housing	1	68	$23,000	7.5%
NMS - Springbrook	07/26/16	Skilled Nursing/Transitional Care	1	93	50,000	8.8%
Poet's Walk at Chandler Oaks	08/01/16	Senior Housing	1	68	14,619	7.5%
The Montecito at Santa Fe	09/23/16	Senior Housing	1	100	22,319	6.0%
The Golden Crest	11/30/16	Senior Housing	1	100	7,363	7.5%
Poet's Walk at Henderson	12/01/16	Senior Housing	1	68	23,705	7.5%
Kruse Village	12/02/16	Senior Housing	1	248	12,620	8.2%
Additions to Real Estate	Various	Senior Housing	N/A	N/A	880	7.9%
Total Real Estate Investments					154,506	7.8%
Preferred Equity Investments
Leo Brown Group - Traditions at Beaumont	06/25/14	Senior Housing	1	130	2,019	12.0%
Meridian - Knoxville	06/03/15	Senior Housing	1	88	7	15.0%
Leo Brown Group - Clarksville	08/07/15	Senior Housing	1	135	1,834	12.0%
Leo Brown Group - McCordsville	09/15/15	Senior Housing	1	133	2,699	12.0%
Leo Brown Group - Deerfield (2)	06/08/16	Senior Housing	1	126	272	12.0%
Sundara Preferred Equity (3)	11/07/16	Senior Housing	1	32	565	12.0%
Total Preferred Equity Investments					7,396	12.0%
Loans Receivable (4)
Avalon - McKinney Construction Loan	03/14/16	Senior Housing	1	27	767	8.0%
Leo Brown Group - Madeira Land Loan	09/12/16	Senior Housing	N/A	N/A	3,000	10.0%
Total Loans Receivable					3,767	9.6%
All Investments					$165,669	8.0%

(1) Q4 2016 real estate investments include capitalized acquisition costs.
(2) Gross investment of $3.0 million; $2.7 million used to repay our loan on the Deerfield land.
(3) Gross investment of $0.9 million; $0.3 million used to repay our loan on the Sundara land.
(4) Fundings made on the DIP loan are excluded.

See reporting definitions.	14

SABRA HEALTH CARE REIT, INC.
PORTFOLIO CONCENTRATIONS (1)

Relationship Concentration

Asset Class Concentration

Payor Source Concentration (2)

(1) Concentrations are calculated using Annualized Revenue for real estate investments, investments in loans receivable and other investments while net operating income is used for investments in Managed Properties.
(2) Tenant and borrower revenue presented one quarter in arrears.

See reporting definitions.	15

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
December 31, 2016

Property Type

Location	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospital	Total	% of Total
Texas	4	12	1	17	9.3%
New Hampshire	10	6	—	16	8.7
Kentucky	13	1	—	14	7.7
Connecticut	9	2	—	11	6.0
Michigan	—	10	—	10	5.5
Florida	5	5	—	10	5.5
Canada	—	10	—	10	5.5
Ohio	8	—	—	8	4.4
Oklahoma	6	1	—	7	3.8
Maryland	5	1	—	6	3.3
Other (28 states)	37	37	—	74	40.3

Total	97	85	1	183	100.0%

% of Total Properties	53.0%	46.4%	0.6%	100.0%

Distribution of Beds/Units

	Total Number of Properties	Facility Type
Location		Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	16	904	838	—	1,742	9.2%
Texas	17	485	1,150	70	1,705	9.0
Connecticut	11	1,350	140	—	1,490	7.9
Florida	10	660	619	—	1,279	6.8
Kentucky	14	1,044	68	—	1,112	5.9
Canada	10	—	939	—	939	5.0
Ohio	8	900	—	—	900	4.8
Maryland	6	782	68	—	850	4.5
Nebraska	6	400	297	—	697	3.7
Colorado	5	509	132	—	641	3.4
Other (28 states)	80	3,785	3,738	—	7,523	39.8

Total	183	10,819	7,989	70	18,878	100.0%

% of Total beds/units		57.2%	42.3%	0.5%	100.0%

See reporting definitions.	16

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
December 31, 2016
(dollars in thousands)

Investment (1)

Location	Total Number of Properties	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospital	Total	% of Total
Texas	17	$54,549	$201,264	$61,640	$317,453	13.8%
Maryland	6	278,569	6,566	—	285,135	12.4
Canada (2)	10	—	149,030	—	149,030	6.5
Connecticut	11	115,833	29,124	—	144,957	6.3
Florida	10	29,418	92,843	—	122,261	5.3
Delaware	4	95,780	—	—	95,780	4.2
Nebraska	6	63,088	28,297	—	91,385	4.0
New Hampshire	16	46,839	40,848	—	87,687	3.8
North Carolina	3	9,318	67,272	—	76,590	3.3
Michigan	10	—	74,413	—	74,413	3.2
Other (28 states)	90	349,360	498,294	—	847,654	37.2

Total	183	$1,042,754	$1,187,951	$61,640	$2,292,345	100.0%

% of Total Properties		45.5%	51.8%	2.7%	100.0%

(1) Represents the undepreciated book value of our real estate held for investment as of December 31, 2016.
(2) Investment balance in Canada is based on the exchange rate as of December 31, 2016 of $0.7440 per CAD $1.00.

See reporting definitions.	17

SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS (1)
December 31, 2016
(dollars in thousands)

	2020	2021	2022	2023	2024	2025	2026	Thereafter	Total
Skilled Nursing/Transitional Care
Properties	26	29	12	—	9	2	4	15	97
Beds/Units	2,957	3,337	893	—	1,056	222	500	1,854	10,819
Annualized Revenues	$27,066	$28,666	$10,383	$—	$13,533	$2,914	$10,578	$42,598	$135,738
Senior Housing
Properties	2	4	11	—	9	22	1	31	80
Beds/Units	266	378	646	—	668	1,797	100	3,820	7,675
Annualized Revenues	1,996	2,359	7,468	—	7,087	19,308	624	52,316	91,158
Acute Care Hospital
Properties	—	—	—	—	—	—	—	1	1
Beds/Units	—	—	—	—	—	—	—	70	70
Annualized Revenues	—	—	—	—	—	—	—	5,493	5,493

Total Properties	28	33	23	—	18	24	5	47	178

Total Beds/Units	3,223	3,715	1,539	—	1,724	2,019	600	5,744	18,564

Total Annualized Revenues	$29,062	$31,025	$17,851	$—	$20,620	$22,222	$11,202	$100,407	$232,389

% of Revenue	12.5%	13.4%	7.7%	—%	8.9	9.6%	4.8%	43.1%	100.0%

(1) Excludes two Managed Properties and three Senior Housing facilities transitioned to new operators that are not subject to leases.

See reporting definitions.	18

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
The Golden Crest

• Investment Date:	November 30, 2016

• Investment Amount:	$7.4 million

• Investment Type:	Real Estate

• Number of Properties:	1

• Location:	Franklin, NH

• Available Beds/Units:	100

• Property Type:	Senior Housing

• Annualized GAAP Income:	$0.6 million

• Initial Cash Yield:	7.50%

See reporting definitions.	19

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Poet's Walk at Henderson

• Investment Date:	December 1, 2016

• Investment Amount:	$23.7 million

• Investment Type:	Real Estate

• Number of Properties:	1

• Location:	Henderson, NV

• Available Beds/Units:	68

• Property Type:	Senior Housing

• Annualized GAAP Income:	$2.2 million

• Initial Cash Yield:	7.50%

See reporting definitions.	20

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Kruse Village

• Investment Date:	December 2, 2016

• Investment Amount:	$12.6 million

• Investment Type:	Real Estate

• Number of Properties:	1

• Location:	Brenham, TX

• Available Beds/Units:	248

• Property Type:	Senior Housing

• Annualized GAAP Income:	$1.3 million

• Initial Cash Yield:	8.20%

See reporting definitions.	21

SABRA HEALTH CARE REIT, INC.
PRO FORMA INFORMATION
(dollars in thousands, except per share amounts)

Note: The following pro forma information assumes that (i) the investment activity during the quarter ended December 31, 2016, as described on pages 15 and 20-22 of this Supplement and (ii) the disposition of two Skilled Nursing/Transitional Care facilities were completed as of September 30, 2016.

	Three Months Ended December 31, 2016	Adjustments		Pro Forma Three Months Ended December 31, 2016
		Investing	Financing
Total revenues	$61,791	$418	$—	$62,209
Total expenses	41,034	116	90	41,240
Total other income (expense)	2,413	2,919	—	5,332

Net income	23,170	3,221	(90)	26,301

Net loss attributable to noncontrolling interests	5	—	—	5

Net income attributable to Sabra Health Care REIT, Inc.	23,175	3,221	(90)	26,306

Preferred stock dividends	(2,560)	—	—	(2,560)

Net income attributable to common stockholders	$20,615	$3,221	$(90)	$23,746
Add:
Depreciation of real estate assets	17,199	116	—	17,315
Gain on Sale	2,919	(2,919)	—	—

FFO attributable to common stockholders	$40,733	$418	$(90)	$41,061

Normalizing Items	(121)	—	—	(121)
Normalized FFO attributable to common stockholders	$40,612	$418	$(90)	$40,940
FFO attributable to common stockholders	$40,733	$418	$(90)	$41,061
Expensed acquisition pursuit costs (1)	(25)	—	—	(25)
Stock-based compensation	1,359	—	—	1,359
Straight-line rental income adjustments	(5,274)	(79)	—	(5,353)
Amortization of deferred financing costs	1,273	—	—	1,273
Change in fair value of contingent consolidation	(1,576)	—	—	(1,576)
Provision for doubtful straight-line rental income and loan losses	2,388	—	—	2,388
Other non-cash adjustments	(110)	—	—	(110)
AFFO attributable to common stockholders	$38,768	$339	$(90)	$39,017

Normalizing Items	(3,100)	—	—	(3,100)
Normalized AFFO attributable to common stockholders	$35,668	$339	$(90)	$35,917
Amounts per diluted common share attributable to common stockholders:
Net income	$0.31			$0.36

FFO	$0.62			$0.63

Normalized FFO	$0.62			$0.62

AFFO	$0.59			$0.59

Normalized AFFO	$0.54			$0.54
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,671,345			65,671,345
AFFO and Normalized AFFO	65,923,624			65,923,624
(1) On October 1, 2016 we early adopted Accounting Standards Update 2017-01, Business Combinations (Topic 805), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as business acquisitions. All real estate acquisitions completed subsequent to October 1, 2016 were considered asset acquisitions and we have capitalized acquisition pursuit costs associated with these acquisitions, including those incurred prior to October 1, 2016. Acquisitions completed prior to October 1, 2016 were deemed business combinations and the related acquisition pursuit costs were expensed as incurred.

See reporting definitions.	22

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Annualized Revenues. The annual straight-line rental revenues under leases and annualized interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining revenue concentrations and lease expirations.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.
EBITDAR Coverage. Represents the ratio of EBITDAR to contractual rent for owned facilities (excluding Managed Properties). EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.
EBITDARM Coverage. Represents the ratio of EBITDARM to contractual rent for owned facilities (excluding Managed Properties). EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, expensed acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to

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SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Prior to the third quarter of 2015, the Company normalized 100% of straight-line rental income write-offs.  In the third quarter of 2015, Sabra established a policy for normalizing write-offs and provisions for doubtful accounts to the extent in excess of any rental or interest income recognized during the period presented. The amounts for prior periods have been revised to conform to the current presentation.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care and 90% for Senior Housing Facilities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) Managed Properties, (ii) facilities held for sale, (iii) facilities being positioned to be sold, (iv) facilities being transitioned from being leased by the Company to being operated by the Company, and (v) facilities acquired during the three months preceding the period presented.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s condensed consolidated financial statements.

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